UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: June 1, 2007

(Date of earliest event reported)

LENOX GROUP INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-11908

Delaware	13-3684956
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Village Place, 6436 City West Parkway, Eden Prairie, MN 55344

(Address of principal executive offices, including zip code)

(952) 944-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)(c)    Effective June 1, 2007, Gregg A. Peters, Vice President of Finance, relinquished his duties as principal accounting officer of the Company, and the Board of Directors elected Edward C. Paolella to the position of Vice President, Controller and Chief Accounting Officer. In his new position, Mr. Paolella will assume the duties of principal accounting officer of the Company.

Mr. Paolella, 45 years of age, has been employed in the Lenox, Inc. finance department for approximately 10 years in various positions of increasing responsibility, including serving as Corporate Controller for the past 5 years. Mr. Paolella does not currently serve on any public company boards, and has no family relationships with any director or executive officer of the Company. Except for a restricted stock agreement, made as of December 29, 2005, regarding an equity grant for 4,000 shares of Company stock, Mr. Paolella is not a party to any transaction with the Company or any subsidiary of the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENOX GROUP INC.

By:	/s/ Timothy J. Schugel
Timothy J. Schugel Chief Financial Officer

Date: June 6, 2007